EXHIBIT 10.7

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                                 PROMISSORY NOTE
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                                                                       Singapore
$US384,000.00                                                  December 14, 2004

         FOR VALUE RECEIVED, ASTRATA GROUP INCORPORATED, a Nevada corporation (the "Maker"), hereby promises to pay to the order of Walter Jared Frost, an individual, or his successor or assigns (the "Holder"), at such place as the Holder may from time to time designate in writing to the Maker, in lawful money of the United States of America, the principal sum of Three Hundred Eight-four Thousand and No/100 Dollars ($384,000.00), together with interest as herein provided, subject to the terms set forth in this Promissory Note (the "Note").

         1. DEMAND OBLIGATION. The principal balance of this Note, together with all accrued interest, shall be payable on the earlier of (i) the "Maturity Date" (as defined below), (ii) the occurrence of any of the "Events of Default" (as defined below) or (iii) upon demand therefor by Holder on Maker, as follows: demand for payment of interest and/or repayment of principal may be made at any time for all or any portion of the indebtedness evidenced hereby and shall be made by the Holder in writing to the Maker (a "Demand Notice"). The principal balance, or portion thereof, and interest thereon as to which demand for repayment is made shall be due and payable within fifteen (15) calendar days following the Maker's receipt of such Demand Notice, unless a later date is otherwise specified by the Holder in such Demand Notice. Upon the payment in full of the outstanding principal and all accrued interest thereon, this Note shall be surrendered to the Maker for cancellation.

         2. MATURITY DATE. The Maturity Date shall be June 30, 2005.

         3. INTEREST; PREPAYMENT. The unpaid principal balance of this Note shall bear interest at the rate of the lesser of (i) fifteen percent (15%) per annum, compounded annually, or (ii) the maximum rate permitted by Nevada state law. Interest shall commence to accrue as of the date hereof and shall be calculated on the basis of a 365-day year. In no event shall the Holder be entitled to interest exceeding the maximum rate permitted by the laws of the State of Nevada. If any excess of interest is provided for or shall be adjudicated to be so provided for in this Note, then in such event: (i) the provisions of this paragraph shall govern and control; (ii) the Maker shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by the laws of the State of Nevada; and
(iii) any such excess which may have been collected or attributed shall be subtracted from the then unpaid principal amount hereof, or refunded to the Maker.

            In connection with this Note, as originally issued and as amended and restated, the Maker has granted certain warrants to the Holder exercisable for the purchase of shares of the Maker's common stock. As a result of such grants, the Maker shall allocate and report on its financial statements certain amounts as additional interest hereunder in excess of the amounts referenced as interest in the immediately preceding paragraph. The amount of such additional interest shall be determined by the Maker's independent accountants and shall be reported to the Holder as soon as practicable.

            Subject to Maker's providing not less than 10 days' written notice to the Holder to provide the Holder with the opportunity to exercise any or all of his conversion rights, Maker may prepay this Note at any time, in whole or in part, without premium or penalty. All such payments shall be applied first to accrued but unpaid interest and the remainder to principal.

         4. CONVERSION. All or any portion of the principal amount of this Note then outstanding, together with any accrued and unpaid interest hereunder, shall be convertible at any time and from time to time into shares of the Maker's common stock, $0.0001 par value per share, and any securities into which such common stock may hereafter be reclassified (the "Common Stock") at five dollars ($5.00) per share, subject to adjustment from time to time pursuant to Section 9 (the "Conversion Price") at the option of the Holder, at any time through and including the date (the "Equity Offering Closing Date") on which the Maker shall have privately issued shares of Common Stock for an aggregate of not less than ten million dollars (US$10 million) in a single offering (the "Equity Offering"). For clarity, the Equity Offering may, but need not, consist of more than one tranche or closing; however, for purposes of this Section 4, the Equity Offering Closing Date shall only be deemed to have occurred upon the closing of that tranche of the Equity Offering that resulted in the Maker having privately issued shares of Common Stock therein for aggregate proceeds of ten million dollars (US$10 million). Further, the integration (under Federal securities laws) of more than one offering by the Maker, each of which offering is for less than ten million dollars (US$10 million), pursuant to which it shall have privately issued shares of its Common Stock for an aggregate of not less than ten million dollars (US$10 million), shall not constitute an Equity Offering. No later than ten calendar days preceding the Equity Offering Closing Date (or as soon thereafter as is practicable), the Maker shall notify the Holder in writing of the existence and terms of the Equity Offering, indicating therein the prospective per-share Common Stock issuance price (the "Equity Offering Issuance Price"). The Holder may effect conversions under this Section 4, by delivering written notice in the form attached hereto as Exhibit A (the "Conversion Notice") to the Maker. If the Holder is converting less than all of the principal amount, together with any accrued and unpaid interest hereunder, represented by this Note, the Maker shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a schedule in the form of Schedule 1 attached hereto (the "Conversion Schedule") indicating the principal amount which has not been converted.

         5. MECHANICS OF CONVERSION.

            5.1 NUMBER OF ISSUABLE SHARES. The number of shares of Common Stock issuable upon conversion of the Note and payment of interest thereunder (the "Underlying Shares") shall equal the outstanding principal amount of this Note and any interest thereon to be converted, divided by the Conversion Price on the "Conversion Date," when the Conversion Notice is delivered to the Maker in accordance with Section 4, plus (if indicated in the applicable Conversion Notice) the amount of any accrued but unpaid interest on this Note through the Conversion Date, divided by the Conversion Price on the Conversion Date.

            5.2 EFFECTIVE DATE OF CONVERSION; CERTIFICATE. Each and every conversion hereunder shall be effective at the close of business on the date on which the Conversion Notice is deemed to have been delivered by the Holder to the Maker in the manner set forth in Section 11.3. The Maker shall, by the third business day following each Conversion Date, issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of such Conversion Date.

            5.3 EFFECT OF CONVERSION NOTICE. The Holder shall not be required to deliver this original Note in order to effect a conversion hereunder. Execution and delivery of the Conversion Notice by the Holder shall have the same effect as cancellation of the Note and issuance of a New Note representing the remaining outstanding principal amount.

            5.4 MAKER'S OBLIGATIONS. The Maker's obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation, or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Maker or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Maker to the Holder in connection with the issuance of such Underlying Shares.

         6. EVENTS OF DEFAULT. Upon the occurrence of any of the following "Events of Default," all principal and accrued and unpaid interest shall immediately become due and payable:

            6.1 BANKRUPTCY. The institution of bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted voluntarily by the Maker; or involuntarily against the Maker and such proceedings shall not have been vacated by appropriate court order within sixty
(60) days of such institution.

            6.2 DISSOLUTION. Any order, judgment, or decree shall have been entered against the Maker decreeing the dissolution or liquidation of the Maker and such order shall remain undischarged or unstayed for a period of ten (10) days.

            6.3 INSOLVENCY, RECEIVER OR TRUSTEE. The making by the Maker of an assignment for the benefit of creditors; or the making by the Maker of an offer of settlement, composition or extension to the claims of all or substantially all of the Maker's creditors or the application for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or the appointment otherwise of such a receiver or trustee or a committee of the Maker's creditors.

            6.4 FAILURE TO PAY ON DEMAND. Failure to pay any amount due hereunder once a Demand Notice has been properly given, as set forth herein.

         7. CHARGES, TAXES AND EXPENSES. Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Maker; PROVIDED, HOWEVER, that the Maker shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Note in a name other than that of the Holder.

         8. RESERVATION OF UNDERLYING SHARES. The Maker covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note (taking into account the adjustments of Section 9), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Maker covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         9. CERTAIN ADJUSTMENTS. The Conversion Price is subject to adjustment from time to time as set forth in this Section 9.

            9.1 STOCK DIVIDENDS AND SPLITS. If the Maker, at any time while this
Note is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this subsection shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this subsection shall become effective immediately after the effective date of such subdivision or combination.

            9.2 REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Maker shall (a) effect a reorganization, (b) consolidate with or merge with or into any other person, (c) reclassify its shares of capital stock in such a manner as would effect its Common Stock, or
(d) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Maker, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Maker whereby the Holder of the Note, on the conversion hereof as provided in Section 4, at any time after the consummation of such reorganization, consolidation, merger, or reclassification or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock issuable on such conversion prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so converted this Note, immediately prior thereto, all subject to further adjustment thereafter as otherwise provided in this Section 9.

            9.3 CALCULATIONS. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Maker, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

            9.4 EQUITY OFFERING. If the Equity Offering Issuance Price is less than the Conversion Price, then, the Conversion Price shall be reduced to such per-share issuance price on the Equity Offering Closing Date. As a matter of clarification, if the Equity Offering consists of units of the Maker's securities, which include an equity component, the Equity Offering Issuance Price shall be deemed to be the price allocated by the Maker to the equity component of such units in the Maker's subscription documents1. Further, if, during the period that the outstanding

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1    As of the date of this  Note,  the Maker  expects  the Equity  Offering  to consist of units of the Maker's securities to be offered at $5.25 per Unit, each Unit consisting of one share of Common Stock (valued by the Maker for principal amount of this Note and any interest thereon is subject to the conversion rights provided to the Holder hereof, the Holder determines to convert some or all of the outstanding principal amount of this Note and any interest thereon into (i) Common Stock of the Maker, the Holder may exercise his conversion rights from time to time or at any time into shares of the Maker's Common Stock at the initial Conversion Price, at the adjusted Conversion Price (as adjusted pursuant to Section 9), or at the allocated price of the equity component of the units in the Equity Offering or (ii) the Equity Offering, the Holder may exercise his conversion rights from time to time or at any time into the units of the Equity Offering at the unit price thereof.

            9.5 OTHER SHARE ISSUANCE. If, during the term of this Note and prior to the complete conversion hereof and to the Equity Offering Closing Date, the Maker shall issue any shares of Common Stock (except for Excepted Issuances2) without consideration or for a consideration less than the Conversion Price in effect at the time of such issuance, then, and thereafter successively upon each such issuance, the Conversion Price concurrently shall be reduced as follows:
(i) the number of shares of Common Stock outstanding immediately prior to such issuance shall be multiplied by the Conversion Price in effect at the time of such issuance and the product shall be added to the aggregate consideration, if any, received by the Maker upon such issuance of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issuance. The resulting quotient shall be the adjusted Conversion Price. For purposes of this adjustment, the issuance of any security of the Maker carrying the right to convert such security into shares of Common Stock or of any warrant, right, or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of security, whether or not the underlying shares of Common Stock have been issued due to the exercise of such conversion or purchase rights; PROVIDED, HOWEVER, that, upon the expiration of any such conversion or purchase rights that were not so exercised, the Conversion Price then in effect shall be equitably increased (in the same manner as was previously utilized) by an amount to reflect such lack of exercise.

            9.6 NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this Section 9, the Maker at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Maker will promptly deliver a copy of each such certificate to the Holder.

         10. FRACTIONAL SHARES. The Maker shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of this Note. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of this Note or payment of interest hereon, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

         11. MISCELLANEOUS.

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(continued)

     investor purposes at $5.00) and one common stock purchase warrant, with a two-year term and $5.00 exercise price (valued by the Maker for investor purposes at $0.25).

2 The term "Excepted Issuance" shall include any sale and issuance by the Maker of its Common Stock or other securities or convertible debt obligations (i) in connection with employee stock options or compensation plans, (ii) as full or partial consideration in connection with any merger, consolidation or purchase of substantially all of the securities or assets of any corporation or other entity, (iii) that may be issued to service providers who are not officers, directors or employees of the Maker, or
     (iv) that may be issued to institutional third-parties in connection with their providing debt financing to, or on behalf of, the Maker.

            11.1 EXCHANGE; LOST, STOLEN, DESTROYED, OR MUTILATED NOTE. Upon receipt of evidence reasonably satisfactory to the Maker of the ownership of and the loss, theft, destruction, or mutilation of this Note and (in the case of loss, theft, or destruction) upon delivery of an indemnity agreement in an amount and by a person or an entity reasonably satisfactory to the Maker, or (in the case of mutilation) upon surrender and cancellation of the mutilated Note, the Maker will execute and deliver, in lieu thereof, a new Note containing the same terms and conditions.

            11.2 SUCCESSORS AND ASSIGNS. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

            11.3 NOTICES. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or by telex or confirmed facsimile, or one delivery day after deposit with a recognized overnight express delivery service or courier (for FedEx Express Overnight [or equivalent] delivery to and from an address within the United States of America) or three delivery days after deposit with a recognized overnight express delivery service or courier (for FedEx Express International Priority [or equivalent] delivery to and from an address outside the United States of America), and addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten days' advance written notice to the other party:

              (a)    If to the Maker:      Astrata Group Incorporated
                                           1801 Century Park East, Suite 1830
                                           Los Angeles, California 90067-2320
                                           Attention:  Chief Financial Officer
                                           Facsimile:  310-226-8553

                     With a copy to:       Bryan Cave LLP
                     (which shall not      2020 Main Street, Suite 600
                     constitute notice)    Irvine, California 92614
                                           Attention:  Randolf W. Katz, Esq.
                                           Facsimile:  949-223-7100

              (b)    If to the Holder:     Walter Jared Frost
                                           Jalan Adityawarman No. 40A
                                           Kebayoran Baru
                                           Jakarta 12160 Indonesia
                                           Facsimile:  011-62-21-739-4566

                     With a copy to:       Greene, Radovsky, Maloney & Share LLP
                     (which shall not      Four Embarcadero Center, Suite 4000
                     constitute notice)    San Francisco, California 94111
                                           Attention:  Joseph S. Radovsky, Esq.
                                           Facsimile:  415-777-4961

            11.4 SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

            11.5 WAIVERS. No course of dealing between the Maker and the Holder hereof or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any rights of the Holder, except to the extent expressly waived in writing by the Holder.

            11.6 CONSENTS, WAIVERS, AND MODIFICATIONS. No consent, waiver or modification of any nature relating to this Note, or the obligations of the Maker hereunder, shall be effective unless the same is in writing and signed by an authorized representative of the Holder.

            11.7 ENTIRE AGREEMENT. This Note, the Common Stock Purchase Warrant by the Maker in favor of the Holder of even date herewith, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof.

            11.8 GOVERNING LAW. This Note shall be construed in accordance with and governed by the laws of the State of Nevada and the venue for any dispute resolution process shall be Clark County, Nevada.

            11.9 ATTORNEYS FEES TO PREVAILING PARTY. The prevailing party in an action, claim, suit, investigation, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (a "Proceeding") shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation, and prosecution of such Proceeding.

            11.10 FURTHER ASSURANCES. At any time or from time to time upon request of a party hereto (the "Requesting Party"), the other party hereto will execute and deliver such further documents and do such other acts and things as the Requesting Party may reasonably request in order fully to effectuate the purpose of this Note and to provide for the payment of the principal and interest due hereunder.

            11.11 ATTORNEY'S FEES FOR DOCUMENTATION. The Holder shall have the right to deduct up to US$4,000.00 from the amount that it shall tender to the Maker upon the Maker's execution hereof for the legal fees expended by the Holder's counsel in respect of negotiating and documenting the transactions contemplated by (i) the lending of funds to the Maker by the Holder, as evidenced by that certain Promissory Note of the Maker in favor of the Holder, of even date herewith, (ii) the granting of a warrant of even date herewith to the Holder for the purchase of up to 12,000 shares of the Maker's common stock,
(iii) the amending and restating of that certain Promissory Note of the Maker in favor of the Holder, dated as of September 27, 2004, (iv) the granting of a warrant dated as of November 30, 2004, to the Holder for the purchase of up to 32,000 shares of the Maker's common stock in connection with such Amended and Restated Promissory Note, and (v) the Registration Rights Agreement of even date herewith by the Maker in favor of the Holder.

            11.12 HEADINGS. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

                            [SIGNATURE PAGE FOLLOWS}

         IN WITNESS WHEREOF, the undersigned has executed or caused a duly authorized officer or representative to execute this Note, all as of the date first above written.

                                       ASTRATA GROUP INCORPORATED,
                                       a Nevada corporation

                                       By:
                                           -----------------------------------
                                           Anthony J. Harrison
                                           Chief Executive Officer


                                       By:
                                           -----------------------------------
                                           Richard Nelson
                                           Assistant Secretary

                                    EXHIBIT A

                                CONVERSION NOTICE

       (To be Executed by the Registered Holder in order to convert Note)

         The undersigned hereby elects to convert the principal amount of Note and any accrued interest thereon indicated below, into shares of Common Stock of Astrata Group Incorporated, as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Note.

Conversion calculations:
                        --------------------------------------------------------
                            Date to Effect Conversion

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               Principal amount of Note owned prior to conversion

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                    Principal amount of Note to be Converted

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               Principal amount of Note remaining after Conversion

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                        Accrued Interest to be Converted

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                  Number of shares of Common Stock to be Issued

--------------------------------------------------------------------------------
                           Applicable Conversion Price

--------------------------------------------------------------------------------
                                 Name of Holder

By:
    ----------------------------------------------------------------------------
    Name:
          --------------------------------------
    Title:
          --------------------------------------

                                   SCHEDULE 1

                           ASTRATA GROUP INCORPORATED
                       CONVERTIBLE NOTE DUE JUNE 30, 2005

                               CONVERSION SCHEDULE

         This  Conversion   Schedule   reflects   conversions   made  under  the
above-referenced Note.

                                            Aggregate Principal
                                              Amount Remaining
                                               Subsequent to       Applicable
Date of Conversion     Amount of Conversion      Conversion     Conversion Price
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